UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2025

Date of Report (Date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico, California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	LVLU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 23, 2025 (the “Effective Date”), Lulu’s Fashion Lounge, LLC (the “Borrower”) and Lulu’s Fashion Lounge Parent, LLC, the wholly-owned subsidiaries of Lulu’s Fashion Lounge Holdings, Inc. (the “Company”), and the other Guarantors party thereto (collectively, the “Credit Parties”) entered into a Forbearance Agreement (the “Forbearance Agreement”) related to the Credit Agreement dated as of November 15, 2021 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time, the “Credit Agreement”) with the lenders party thereto and Bank of America, N.A., as administrative agent (the “Administrative Agent”), and Swing Line Lender and an L/C Issuer (the “Lenders”). Capitalized terms used below, which are undefined, shall have the meaning ascribed to them in the Forbearance Agreement or the Credit Agreement.

Pursuant to the terms of the Forbearance Agreement, the Administrative Agent and Lenders have agreed that they will forbear, during the Forbearance Period (as defined below), from exercising any and all rights and remedies with respect to or arising out of the events of default that occurred as a result of the Credit Parties' failure to comply with certain Refinancing Transaction Milestones by the specified dates under Sections 6.19(a), (c) and (d) of the Credit Agreement (collectively, the “Acknowledged Defaults”).

As of the date of this Current Report on Form 8-K, the Credit Parties have delivered to the Administrative Agent and Lenders two bona fide term sheets from reputable financial institutions that the Company believes have the financial capacity and wherewithal to consummate a Refinancing Transaction on or before the Maturity Date of August 15, 2025.

The forbearance period (the “Forbearance Period”) under the Forbearance Agreement will expire on the earliest date that one of the following events occurs: (a) any Event of Default other than an Event of Default constituting the Acknowledged Defaults; (b) the breach by the Borrower of any covenant or provision of the Forbearance Agreement; or (c) 11:59 p.m. (Eastern time) on August 15, 2025 (the “Forbearance Termination Events”). Under the terms of the Forbearance Agreement, the Refinancing Transaction Milestones shall be due on the Maturity Date. Additionally, during the Forbearance Period, the minimum liquidity otherwise required to be maintained pursuant to the Credit Agreement shall be $1,000,000, and to the extent the minimum liquidity prior to the Effective Date was below the required threshold, any resulting Default or Event of Default is waived.

Pursuant to the Forbearance Agreement, the Company also agreed to provide additional financial and operational reports to the Administrative Agent during the Forbearance Period, including monthly unaudited financial statements and reports related to accounts receivable, accounts payable and inventory. The Forbearance Agreement also provides for mandatory prepayments in the event that Total Revolving Outstandings exceed the difference of 55% of the net book value of inventory less 50% of the store value credit liability. The Borrower will pay a one-time forbearance fee of $100,000.00 (the “Forbearance Fee”), fully earned and non-refundable as of the Effective Date and payable in immediately available funds upon the earlier of (a) the Maturity Date, and (b) the occurrence of a Forbearance Termination Event; provided, that, if all Obligations (other than the Forbearance Fee) have been paid in full on or prior to the Maturity Date, the Forbearance Fee shall be cancelled and waived.

The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the full text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Current Report on Form 8-K (this “Form 8-K”), the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2025, Lulu’s Fashion Lounge Holdings, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Fourth Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware to effect a 1-for-15 reverse stock split (the “Reverse Stock Split Ratio”) of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), effective July 3, 2025 at 5:00 p.m., Eastern time (the “Reverse Stock Split”). The Reverse Stock Split will be effective for purposes of trading on the Nasdaq Capital Market as of the opening of business on July 7, 2025 under the Company’s existing trading symbol “LVLU”. The new CUSIP number for the Common Stock following the Reverse Stock Split is 55003A 207.

As previously reported, at its 2025 Annual Meeting of Stockholders held on June 10, 2025, and upon the recommendation of the Company’s Board of Directors (the “Board”), the Company’s stockholders approved amendments to the Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio ranging from any whole number between 1-for-2 and 1-for-22, as determined by the Board in its sole discretion. Subsequently, on June 11, 2025, the Board approved the Reverse Stock Split and the Reverse Stock Split Ratio of 1-for-15.

The Reverse Stock Split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

As a result of the Reverse Stock Split, every fifteen shares of the Company’s issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by the Reverse Stock Split Ratio, will be entitled to receive such number of shares of Common Stock rounded up to the nearest whole number. In any event, cash will not be paid for fractional shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to have the holder's fractional interest rounded up to the nearest whole number.

In addition, proportionate adjustments will be made to the number of shares of Common Stock available for issuance under the Company’s Omnibus Equity Plan, the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan (collectively, the “Equity Plans”); the number of shares underlying, the exercise prices of, and the stock price goals of, outstanding options, restricted stock units and performance stock units under such Equity Plans, in accordance with their respective terms and as described in the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2025.

The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 41,492,767 shares to approximately 2,766,185 shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 250,000,000 shares.

The foregoing description is qualified in its entirety by the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On June 26, 2025, the Company issued a press release announcing the Reverse Stock Split and Forbearance Agreement. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the ability of the Company to comply with the terms of the Forbearance Agreement, the ability of the Company to consummate a Refinancing Transaction on or before the Maturity Date, the trading of the Common Stock on a split-adjusted basis and the impact of the Reverse Stock Split, including any adjustments from the treatment of fractional shares; and other statements that are not historical fact. These forward-looking statements are based on management’s current expectations. These and other important factors discussed under the caption “Risk Factors” in Lulus’ Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item 1A, “Risk Factors” in Lulus’ Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025 and its other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. The forward-looking statements in this Form 8-K are based upon information available to us as of the date of this Form 8-K, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. These forward-looking statements speak only as of the date of this Form 8-K. The Company undertakes no obligation to update any forward-looking statement in this Form 8-K, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description
3.1

Amended and Restated Certificate of Incorporation of Lulu’s Fashion Lounge Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on December 16, 2021).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, dated as of June 26, 2025.
10.1	Forbearance Agreement, dated as of June 23, 2025, among Lulu's Fashion Lounge, LLC, Lulu's Fashion Lounge Parent, LLC, Bank of America N.A. and the lenders party thereto.
99.1	Press release issued by Lulu’s Fashion Lounge Holdings, Inc. on June 26, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lulu’s Fashion Lounge Holdings, Inc.

Date: June 26, 2025	By:	/s/ Crystal Landsem
Crystal Landsem
Chief Executive Officer